Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2020 of the Broadstone Real Estate Access Fund (the “Company”).

I, Richard J. Byrne, the President and Principal Executive Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard J. Byrne
Richard J. Byrne, Chief Executive Officer (Principal Executive Officer)

Date:	December 4, 2020

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2020 of the Broadstone Real Estate Access Fund (the “Company”).

I, Jerome S. Baglien, Chief Financial Officer and Principal Financial Officer of the Company, certify that:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jerome S. Baglien
Jerome S. Baglien, Chief Financial Officer (Principal Financial Officer)

Date:	December 4, 2020